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                           [Letterhead of Porat & Co.]

                                                                  March 27, 2000

Arthur Andersen & Co.
1345 Avenue of the Americas
New York, N.Y. 10105

Gentlemen,

                 Re: Consent of Independent Public Accountants
                        of Hod Hasharon Sport Center Ltd.

As Independent public accountants of Hod Hasharon Sport Center Ltd, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No, 33-51023, and No. 55137.

                                                         Porat & Co.


                                                       /s/ Porat & Co.
                                             Certified Public Accountants (ISR.)